EXHIBIT 4.1

Form of Senior Indenture

AMERICAN TOWER CORPORATION

Issuer

Trustee

*****

Indenture

Dated as of                 ,

*****

$

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	5.7
(a)(2)	5.7
(a)(3)	n/a
(a)(4)	n/a
(b)	5.7, 5.8, 5.10, 10.4
(c)	n/a

311(a)	n/a
(b)	n/a
(c)	n/a

312(a)	2.5
(b)	10.8
(c)	10.8

313(a)	n/a
(b)(1)	n/a
(b)(2)	n/a
(c)	10.4
(d)	n/a

314(a)	3.4, 10.4, 10.5
(b)	n/a
(c)(1)	10.5
(c)(2)	10.5
(c)(3)	n/a
(d)	n/a
(e)	10.5
(f)	n/a

315(a)	5.1
(b)	4.11
(c)	5.1
(d)	5.1
(e)	4.12

316(a)(last sentence)	6.4
(a)(1)(A)	4.9
(a)(1)(B)	4.10
(a)(2)	n/a
(b)	4.7
(c)	6.6

317(a)(1)	4.2
(a)(2)	4.2
(b)	9.3

318(a)	10.7
(b)	n/a
(c)	10.7

“n/a” means not applicable.

*	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

-vi-

THIS INDENTURE, dated as of                         ,         , between American Tower Corporation, a Delaware corporation (the “Issuer”), and                                                              , a                                                           (the “Trustee”),

W I T N E S S E T H :

WHEREAS, the Issuer has duly authorized the issue of its                                          Due                                          (the “Securities”) of substantially the tenor and amount hereinafter set forth;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1 Certain Terms Defined.

The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the TIA, or the definitions of which in the Securities Act are referred to in the TIA (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meaning assigned to such terms in the TIA and the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” shall mean such accounting principles which are generally accepted at the date or time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including,

without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Agent Member” means any member of, or participant in, the Depository.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state bankruptcy, insolvency, reorganization or other similar law for the relief of debtors now or hereafter in effect.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

“Board Resolution” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day which in the City and State of New York is neither Saturday, Sunday, a legal holiday nor a day on which banking institutions and trust companies are authorized by law or regulation or executive order to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of any association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) or capital stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Change in Control” has the meaning assigned to it in Section 13.1.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Issuer as the same exists at the Closing Date or as such stock may be reconstituted from time to time.

“Closing Date” means the date (or, if more than one, the earliest date) of original issuance of the Securities.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at                                                                  .

“Credit Facilities” means one or more debt, commercial paper or securitization facilities or financings, in each case, as amended, supplemented, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including to permit an increase in borrowings thereunder.

“Depositary” means with respect to Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Issuer to act as Depositary for such Securities (or any successor securities clearing agency so registered).

“Disposition” has the meaning assigned to it in Section 8.1.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“DTC” means The Depository Trust Company, a New York corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any securities that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Security” means a Security that is registered in the security register kept by the Registrar in the name of a Depositary or a nominee thereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean, in the case of any Security, the Person in whose name such Security is registered in the security register kept by the Registrar for that purpose in accordance with the terms hereof.

“Indebtedness” has the meaning assigned to it in the Senior Notes Indenture.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

“Investments” has the meaning assigned to it in the Senior Notes Indenture.

“Issuer” means American Tower Corporation, a Delaware corporation, and, subject to Article Eight, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer which is signed in its name by its Chairman of the Board of Directors, its Chief Executive Officer, its President, a Chief Operating Officer, a Vice President, or its Chief Financial Officer, and, without duplication, by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, of the Issuer, and delivered to the Trustee.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations National Market System.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Issuer nor any of its Restricted Subsidiaries:

(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness); or

(b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, a Chief Operating Officer, a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Issuer.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, a Chief Operating Officer, a Vice President, or the Chief Financial Officer and by the Treasurer, an Assistant Treasurer, Controller, the Secretary or an Assistant Secretary, of the Issuer, and delivered to the Trustee. Each such certificate shall include the statements provided for in Sections 3.6, 10.5, 12.4 or 14.5, as applicable, if and to the extent required hereby.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Issuer and who shall be reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Sections 10.5, 12.4 or 14.5 as applicable, if and to the extent required hereby.

“Outstanding”, when used with reference to Securities, shall, subject to the provision of Section 6.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own Paying Agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.7 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer), and Securities not deemed Outstanding pursuant to and for the purposes of the last sentence of Section 11.2.

“Paying Agent” has the meaning assigned to it in Section 2.3.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Amount” means the amount of principal set forth on the face of a Security.

“Redemption Date” has the meaning assigned to it in Section 11.2.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrar” has the meaning assigned to it in Section 2.3.

“Responsible Officer”, when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee customarily performing corporate trust functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Security” has the meaning assigned to it in Section 2.1.

“Restricted Security” means any Security issued in exchange for an interest in the Restricted Global Security until such time as the Restricted Security legend contemplated in Section 2.14 need not be provided on the Security.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Notes Indenture” means that certain Indenture dated January 31, 2001 between the Issuer and The Bank of New York, as trustee, as amended or supplemented from time to time and, if such indenture is not in effect at the time of determination, such indenture as amended or supplemented at the time it ceases to be in effect.

“Significant Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that would be a “significant subsidiary” of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof, except all references to “10 percent” in Rule 1-02(w)(1), (2) and (3) shall mean “5 percent” and that all Unrestricted Subsidiaries of the Issuer shall be excluded from all calculations under Rule 1-02(w).

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body thereof is at the time owned or controlled by such Person (regardless of whether such Equity Interests are owned directly or through one or more other Subsidiaries of such Person or a combination thereof).

“Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“TIA” (except as otherwise provided in Sections 7.1 and 7.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally issued.

“Trustee” means the entity identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor trustee. “Trustee” shall also mean or include each Person who is then a trustee hereunder if at any time there is more than one such Person.

“Unrestricted Subsidiary” means, as long as each such Person is a Subsidiary of the Issuer,                                                                                                                                                                                                                                                                                                                                                                                                .

“U.S. Government Obligations” means direct obligations of the United States of America, backed by its full faith and credit.

“Verestar” means Verestar, Inc. (formerly ATC Teleports Inc.), a Delaware corporation.

ARTICLE TWO

SECURITIES

SECTION 2.1 Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A (including the legends appearing thereon), the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, securities exchange (including NASDAQ) rules, agreements to which the Issuer is subject or usage, including, if required by Section 2.14, the legend contemplated thereby. The Issuer shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

Upon their original issuance, Securities shall be issued in the form of one or more Global Securities without interest coupons and shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Security or Securities are collectively herein called the “Restricted Global Security”. The Restricted Global Security and any Restricted Security shall bear a different CUSIP or other identifying number from any Security that is not a Restricted Global Security or Restricted Security.

SECTION 2.2 Execution and Authentication.

Two Officers shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue in the aggregate principal amount of $                                 upon an Issuer Order. The Issuer Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the previous sentence except as provided in Section 2.8.

The Trustee’s authentication of Securities pursuant to the next preceding paragraph shall be conditioned upon receipt of each of the following in form and substance reasonably satisfactory to the Trustee on or prior to the Closing Date:

A.	An Officer’s Certificate to the effect that:

(1) All conditions required to be satisfied under this Indenture for the issuance of the Securities have been so satisfied on or prior to the Closing Date; and

(2) No Event of Default shall have occurred and be continuing.

B.	An Opinion of Counsel to the effect that:

(1) The execution and delivery of the Indenture, the issuance of the Securities and the fulfillment of the terms herein and therein contemplated will not conflict with the charter or bylaws of the Issuer, or constitute a breach of or default under any material agreement, indenture, evidence of Indebtedness, mortgage, deed of trust or other material agreement or instrument known to such counsel to which the Issuer is a party or by which it is bound, or any law, administrative regulation, rule, judgment, order or decree known to such counsel to be applicable to the Issuer or any of its properties;

(2) The Indenture has been duly authorized by the Issuer, executed and delivered by the Issuer, and is a valid and binding agreement of the Issuer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, receivership, moratorium and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by the effect of general principles of equity, whether applied by a court of law or equity;

(3) All legally required proceedings by the Issuer in connection with the authorization and issuances of the Securities have been duly taken, and all orders, consents or other authorizations or approvals of any public board or body legally required for the validity of the Securities have been obtained; and

(4) The Securities, when executed and authenticated in accordance with the terms of this Indenture and delivered upon payment therefor, will be valid and binding obligations of the Issuer enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, receivership, moratorium and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by the effect of general principles of equity, whether applied by a court of law or equity.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. Unless limited by the term of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.3 Registrar and Paying Agent.

The Issuer shall maintain in The Borough of Manhattan in The City of New York, New York, an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may presented for payment and repurchase (“Paying Agent”) and an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may appoint one or more co-Registrars and one or more additional Paying Agents, which may be inside or outside The Borough of Manhattan. The term “Registrar” includes any co-Registrar and the term “Paying Agent” includes any additional Paying Agent. The Issuer may change any Registrar or Paying Agent without notice to any Holder. If the Issuer fails to appoint or maintain another person as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any Affiliate of the Issuer may act as Registrar. Except for purposes of Article Nine, the Issuer or any Affiliate of the Issuer may act as Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall promptly notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuer fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands.

SECTION 2.4 Paying Agent to Hold Money in Trust.

Not later than 11:00 a.m., Eastern Standard Time, on each due date of the principal of or interest on any Securities, the Issuer shall deposit with the Paying Agent a sum of money in immediately available funds sufficient to pay such principal or interest so becoming due. Subject to Section 9.2, the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. If the Issuer or an Affiliate of the Issuer acts as Paying Agent, it shall on or before each due date of the principal of or interest on any Securities segregate the money and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Issuer) shall have no further liability for the money.

SECTION 2.5 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall promptly furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require for the names and addresses of the Holders.

SECTION 2.6 Transfer and Exchange.

When a Security is presented to the Registrar with a request to register a transfer thereof, the Registrar shall register the transfer as requested, and, when Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Issuer’s request. The Issuer shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 11.2 and ending at the close of business on the day of selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part. Any exchange or transfer shall be without charge, except that the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to Section 7.5 or 11.2. Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

SECTION 2.7 Replacement Securities.

If a mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been destroyed, lost or stolen and the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Security, the Issuer shall issue and the Trustee shall authenticate a replacement Security of the same series if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security. If required by the Trustee or the Issuer, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge a Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Issuer.

SECTION 2.8 Outstanding Securities.

The Securities Outstanding at any time are all of the Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not Outstanding.

If a Security is replaced pursuant to Section 2.7, it ceases to be Outstanding until a Responsible Officer of the Trustee actually receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds on a redemption date or maturity date money sufficient to pay the principal of and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be Outstanding and interest on them ceases to accrue.

Subject to Section 6.4, a Security does not cease to be Outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

SECTION 2.9 Temporary Securities.

Until definitive Securities are ready for delivery, the Issuer may prepare and, upon the order of the Issuer, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.10 Cancellation.

The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. The Issuer may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. All canceled Securities shall be held by the Trustee and shall be disposed of in accordance with its customary procedures (and certification of their cancellation shall be delivered to the Issuer upon its request therefor).

SECTION 2.11 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 3.1. The Issuer shall fix or cause to be fixed each such special record date and payment date. At least 15 days before a special record date, the Issuer (or the Trustee in the name of and at the expense of the Issuer) shall forward to the Holders a notice prepared by the Issuer that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.12 CUSIP Numbers.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.13 Global Securities.

(a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Issuer for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Issuer and the Trustee in writing that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so, and in each case a successor depository is not appointed by the Issuer within 90 days of such notice or (ii) the Issuer delivers an Officers’ Certificate to the Trustee stating that the Issuer has determined not to have all the Securities represented by the Global Security.

In connection with the exchange of an entire Global Security for certificated Securities pursuant to this subsection (b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and upon Issuer order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. In addition, the owner of a beneficial interest in a Global Security will be entitled to receive a certificated Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Registrar of instructions from the Holder of a Global Security directing the Registrar to (x) issue one or more certificated Securities in the amounts specified to the owner of a beneficial interest in such Global Securities and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Securities, subject to the rules and procedures of the Depositary, the Registrar shall: (A) authenticate and deliver to the owner of such beneficial interest certificated Securities in an equivalent amount to such beneficial interest in such Global Security in accordance with the foregoing, and (B) decrease such Global Security by such amount in accordance with the foregoing. In the event that the certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from a Holder of a Global Security to issue such certificated Securities, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Sections 4.6 and 4.7 hereof, the right of any beneficial owner of the Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such certificated Securities had been issued.

(c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case as provided in this Article, then either (i) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article, or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records in accordance with its rules and procedures. Upon any such surrender or adjustment of a Global Security, the Trustee shall as provided in this Article, authenticate and make available for delivery any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed in writing by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Issuer shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article if such order, direction or request is given or made in accordance with the Depositary’s rules and procedures.

(d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Registered Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(e) Except as provided in Section 2.13(b), the Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Depositary’s rules and procedures. Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its participants and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof. Notices given to the Holders of the Security shall be deemed given if sent to the Depositary. Notwithstanding the foregoing, the registered Holder of a Global Security may grant proxies or otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(f) Upon the transfer of beneficial interests in a Restricted Global Security under circumstances permitting the removal of the Restricted Securities legend contemplated in Section 2.14 if the Securities represented by such beneficial interest were not in the form of a Global Security, such transferred beneficial interest shall be represented by a beneficial interest in a Global Security that is not a Restricted Global Security.

SECTION 2.14 Transfer Restrictions.

(a) Securities shall be stamped or otherwise be imprinted with the legends containing the transfer restrictions set forth on the face of the text of the Securities attached as Exhibit A hereto. The legends so provided on the face of the text of the Securities that relate to Restricted Securities and Restricted Global Securities may be removed from such Security, upon receipt by the Trustee of an Issuer Order, (i) two years from the later of issuance of the Security or the date such Security (or any predecessor) was last acquired from an “affiliate” of the Issuer within the meaning of Rule 144 under the Securities Act, (ii) in connection with a sale made pursuant to the volume (and other restrictions) of Rule 144 under the Securities Act following one year from such time, or (iii) in connection with any sale in a transaction registered under the Securities Act, provided that, if the legend is removed and the Security is subsequently held by such an affiliate of the Issuer, the legend shall be reinstated.

(b) Each Holder of a Security agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE THREE

COVENANTS

SECTION 3.1 Payment of Principal and Interest.

The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities and this Indenture. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. Each installment of interest on the Securities may be paid by same-day funds by wire transfer or by mailing checks, for such interest payable to or upon the written order of the Holders of Securities entitled thereto as they shall appear on the registry books of the Issuer.

SECTION 3.2 Written Statement to Trustee.

The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, an Officers’ Certificate, stating that in the course of the performance by the signers of their duties as officers of the Issuer they would normally have knowledge of any default or non-compliance by the Issuer in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default or non-compliance (without regard to any period of grace or requirement of notice provided hereunder), and, if so, specifying each such default or non-compliance of which the signers have knowledge and the nature thereof.

The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Issuer proposes to take with respect thereto.

SECTION 3.3 Corporate Existence.

Subject to Article Eight, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided that the Issuer shall not be required to preserve its corporate existence or any such right or franchise if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

SECTION 3.4 Reports by the Issuer.

The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, or if the Issuer is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act; or, in respect of a security listed and registered on a national securities exchange or on NASDAQ as may be prescribed from time to time in such rules and regulations. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon request of Holders and prospective purchasers of Securities, the Issuer will promptly furnish or cause to be furnished to such holders and prospective purchasers, copies of the information required to be delivered to such holders and prospective purchasers of such securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of such securities. The Issuer will pay the expenses of printing and distributing to such holders and prospective purchasers all such documents.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 3.5 Waiver of Usury Defense

The Issuer covenants (to the extent that it may lawfully do so) that it shall not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and shall actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on the Securities violates present or future usury or other laws relating to the interest payable on any Indebtedness and shall not otherwise avail itself (and shall actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

SECTION 3.6 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Issuer may designate any Restricted Subsidiary of the Issuer to be an Unrestricted Subsidiary if that designation would not cause an Event of Default and to the extent that such Subsidiary:

(1) has no Indebtedness to any Person other than:

(a) Non-Recourse Debt; or

(b) Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Equity Interests; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation. This designation will only be permitted if the Investment would be permitted at that time under Section 4.07 of the Senior Notes Indenture and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 of the Senior Notes Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date.

The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary (other than Verestar and its Subsidiaries) to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and the designation shall only be permitted if:

(1) such Indebtedness is permitted under Section 4.09 of the Senior Notes Indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(2) no Event of Default would occur or be in existence following such designation.

SECTION 3.7 Limitation on Issuance of Guarantees of Indebtedness

The Issuer will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuer unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture governing the Securities providing for the Guarantee of the payment of the Securities by such Subsidiary (a “Security Guarantee”), which Security Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness; provided that this covenant will not apply to a Credit Facility of any Restricted Subsidiary of the Issuer for which the Issuer is a guarantor. Notwithstanding the foregoing, any Security Guarantee by a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person other than a Subsidiary of the Issuer, of all of the Issuer’s stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture. The form of such Security Guarantee is attached as Exhibit C hereto.

ARTICLE FOUR

REMEDIES OF THE TRUSTEE AND

SECURITYHOLDERS ON EVENT OF DEFAULT

SECTION 4.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default.

“Event of Default” with respect to Securities where used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(b) default in the payment of all or any part of the principal of or premium, if any, upon any of the Securities or any Redemption Price, as and when the same shall become due and payable either at maturity, upon any redemption or acceleration, by declaration or otherwise;

(c) failure by the Issuer to comply with the provisions of Article 8 or failure by the Issuer to pay any Change of Control Purchase Price, as and when the same shall become due and payable in accordance with the provisions of this Indenture;

(d) failure on the part of the Issuer to observe or perform any other of the covenants or agreements on the part of the Issuer in the Securities or in this Indenture contained for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities;

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Issuer or any of its Significant Subsidiaries in an involuntary case; (ii) appoints a custodian of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries; or (iii) orders the liquidation of the Issuer or any of its Significant Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days;

(f) the Issuer or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due;

(g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a “Payment Default”), or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case referred to in clause (A) and (B) above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(h) failure by the Issuer or any of its Significant Subsidiaries to pay final judgments against any of them which are not covered by adequate insurance by a solvent insurer of national or international reputation which has acknowledged its obligations in writing, aggregating in excess of $25.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days; or

(i) If the Issuer fails to give Holders the Change of Control Notice within the time required to give that notice.

If an Event of Default occurs and is continuing with respect to the Securities, then, and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (e) or (f) of the this Section 4.1 occurs with respect to the Issuer or any of its Significant Subsidiaries, all outstanding securities shall be due and payable without further action or notice. However, if, at any time after the Securities shall have been declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the interest on and principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then and in every such case of such a cure the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

SECTION 4.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt.

The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of or premium, if any, on any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal, premium, if any, or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any reasonable expense and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

Until such demand is made by the Trustee, the Issuer may pay the principal of and premium, if any, and interest on the Securities to the registered Holders, whether or not the Securities be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or caption affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

SECTION 4.3 Application of Proceeds.

Any moneys collected by the Trustee pursuant to this Article in respect of Securities shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses, including any and all amounts due the Trustee under Section 5.5;

SECOND: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the person entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal, premium, if any, and interest, without preference or priority of principal (and premium, if any) over interest, or of interest over principal (and premium, if any), or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal, premium, if any, and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer.

SECTION 4.4 Suits for Enforcement.

In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 4.5 Restoration of Rights or Abandonment of Proceedings.

In case the Trustee or any Securityholder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Securityholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Securityholders shall be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

SECTION 4.6 Limitations on Suits by Securityholders.

No Holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding, judicial or otherwise, at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of a continuing Event of Default as herein before provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request upon a Responsible Officer of the Trustee to institute such action or proceedings in its own name as trustee hereunder and the Trustee for 45 days after its receipt of such notice and request shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to a Responsible Officer of the Trustee pursuant to Section 4.9; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder of the Securities and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 4.7 Unconditional Right of Securityholders to Receive Principal, Premium and Interest and to Institute Certain Suits.

Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and premium, if any, and interest on such Security on or after the respective due dates expressed in such Security (or, in the case of redemption, on the applicable Redemption Date or Change of Control Repurchase Date), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder, with a copy thereof to the Trustee.

SECTION 4.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

Except as provided in Section 4.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

SECTION 4.9 Control by Securityholders.

The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding shall have the right to direct in writing the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that such written direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided, further, that (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may expose the Trustee to personal liability or if the Trustee in good faith by its board of directors or the executive committee thereof shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

SECTION 4.10 Waiver of Past Defaults.

Prior to the declaration of the maturity of the Securities as provided in Section 4.1, the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may on behalf of the Holders of all the Securities waive any past default or Event of Default hereunder and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected (including, without limitation, the provisions with respect to payment of principal of and premium, if any, and interest on such Security). A copy of any such waiver or consent shall be delivered to the Trustee.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 4.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances.

The Trustee shall, at the Issuer’s expense, transmit to the Holders of Securities, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults known to a Responsible Officer of the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

SECTION 4.12 Right of Court to Require Filing of Undertaking to Pay Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including attorneys’ fees, against any party litigant in such suit including the Trustee, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Securities at the time Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

SECTION 4.13 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE FIVE

CONCERNING THE TRUSTEE

SECTION 5.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default.

With respect to the Holders of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities has occurred and is continuing (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith, except that

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

(i) the duties and obligations of the Trustee with respect to Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolution, statement, officer’s certificate, or any other certificate, instrument or opinion furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 4.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

SECTION 5.2 Certain Rights of the Trustee.

Subject to Section 5.1:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

(c) the Trustee may consult with counsel of its selection at the expense of the Issuer and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding, but a Responsible Officer of the Trustee, in its discretion, may make such further inquiries or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 5.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

SECTION 5.4 Trustee and Agents May Hold Securities; Collections, etc.

The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Section 5.8, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

SECTION 5.5 Compensation and Indemnification of Trustee and Its Prior Claim.

The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Issuer and the Trustee shall from time to time agree in writing for all services that the Trustee shall provide hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, damage, claim, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including but not limited to the costs and expenses of defending itself against or investigating any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. Such additional Indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities, and the Securities are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1 or in connection with Article Four hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expenses of administration under any bankruptcy law.

SECTION 5.6 Right of Trustee to Rely on Officers’ Certificate, etc.

Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 5.7 Persons Eligible for Appointment as Trustee.

The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia. The Trustee and its direct parent shall at all times have a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.8.

The provisions of this Section 5.7 are in furtherance of and subject to Section 310(a) of the TIA.

SECTION 5.8 Resignation and Removal; Appointment of Successor Trustee.

(a) The Trustee may at any time resign by giving written notice of resignation to the Issuer at least 90 days in advance of such resignation. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of each instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee at the expense of the Issuer. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) If at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.7 and shall fail to resign after written request therefor by the Issuer or by any Securityholders;

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or subject to the provisions of Section 4.12, any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of removal, the departing trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee at the expense of the Issuer.

(c) The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.1 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.8 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.9.

(e) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities affected as their names and addresses appear in the Security register. Each notice shall include the name of the successor trustee and the address of its principal corporate trust office.

SECTION 5.9 Acceptance of Appointment by Successor Trustee.

Any successor trustee appointed as provided in Section 5.8 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument prepared by the Issuer transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.5.

Upon acceptance of appointment by a successor trustee as provided in this Section 5.9, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.8. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

SECTION 5.10 Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such corporation shall be qualified under the provisions of Section 310(b) of the TIA and eligible under the provisions of Section 5.7.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE SIX

CONCERNING THE SECURITYHOLDERS

SECTION 6.1 Evidence of Action Taken by Securityholders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such

Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

SECTION 6.2 Proof of Execution of Instruments and of Holding of Securities.

Subject to Sections 5.1 and 5.2, the fact and date of the execution of any instrument by any Securityholder or his agent or proxy, or the authority of such an agent or proxy to execute such an instrument may be proved (i) by the affidavit of a witness of such execution, (ii) by a certificate of a notary public (or other officer authorized by law to take acknowledgments of deeds) as to such execution, or (iii) in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof.

SECTION 6.3 Holders to Be Treated as Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee, any Agent and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any Agent or agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

SECTION 6.4 Securities Owned by Issuer Deemed Not Outstanding.

In determining whether the Holders of the requisite principal amount of Outstanding Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee in writing the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

SECTION 6.5 Right of Revocation of Action Taken.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration or transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities.

SECTION 6.6 Record Date for Consents and Waivers.

The Issuer may, but shall not be obligated to, direct the Trustee to establish a record date for the purpose of determining the Persons entitled to (i) waive any past default with respect to the Securities in accordance with Section 4.10, (ii) consent to any supplemental indenture in accordance with Section 7.2 or (iii) waive compliance with any term, condition or provision of any covenant hereunder (if the Indenture should expressly provide for such waiver). If a record date is fixed, the Holders of Securities on such record date, or their duly designated proxies, and any such Persons, shall be entitled to waive any such past default, consent to any such supplemental indenture or waive compliance with any such term, condition or provision, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite principal amount of Outstanding Securities prior to the date which is the 90th day after such record date, any such waiver or consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

ARTICLE SEVEN

SUPPLEMENTAL INDENTURES

SECTION 7.1 Supplemental Indentures Without Consent of Securityholders.

The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto

(which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to cure any ambiguity or correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or any supplemental indenture or to make any other changes in the provisions herein or in any supplemental indenture which the Issuer and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the interests of the Holders of Securities.

(b) provide for uncertificated Securities in addition to or in place of certificated Securities;

(c) evidence the succession of another person to the Issuer and provide for the assumption by such successor of the covenants and obligations of the Issuer thereunder and in the Securities as permitted by Section 8.1;

(d) provide for repurchase rights of Holders of Securities in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Issuer as required to comply with Section 8.1;

(e) evidence and provide for the acceptance of appointment under this Indenture of a successor Trustee;

(f) make any changes that would provide the holders of the Securities with any additional rights or benefits or that does not adversely affect the legal rights under this Indenture of any such Holder;

(g) to provide for Security Guarantees in accordance with Section 3.7 and Article 14; or

(h) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations, which may be therein contained, and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 7.1 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.2.

SECTION 7.2 Supplemental Indentures with Consent of Securityholders.

With the consent (evidenced as provided in Article Six) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided that no such supplemental indenture shall (a) change the final maturity of any Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or change the provisions for liquidated damages, for redemption or repurchase upon a Change of Control, in each case in a manner adverse to the Holders, or impair or affect the right of any Securityholder to institute suit for the payment of principal, interest or any premium; or change the coin or currency in which, any principal, premium or interest is payable, in each case, without the consent of the Holder of each Outstanding Security so affected; provided no consent of any Holder of any Security shall be necessary under this Section 7.2 to permit the Trustee and the Issuer to execute supplemental indentures pursuant to Section 7.1(e) of this Indenture; or (b) reduce the aforesaid percentage in principal amount of Outstanding Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Outstanding Security so affected; or (c) reduce the percentage of Securities necessary to consent to waive any past default under this Indenture to less than a majority, without the consent of the Holders of each Outstanding Security so affected; or (d) modify any of the provisions of this Section or Section 4.10, except to increase any such percentage provided in either such Section or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or (e) except as provided in Article 12 hereof or in accordance with the terms of any Security Guarantee, release any Guarantor from any of its obligations under its Security Guarantee or make any change in a Security Guarantee that would adversely affect the Holders of the Securities.

Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), certified by the Secretary or an Assistant Secretary of the Issuer, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by Section 6.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee’ own rights, duties, immunities or liabilities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail to the Holders of Securities at their addresses as they shall appear on the registry books of the

Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.3 Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 7.4 Documents to Be Given to Trustee.

The Trustee, subject to the provisions of Sections 5.1 and 5.2, shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

SECTION 7.5 Notation on Securities in Respect of Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation as to any matter provided for by such supplemental indenture. If the Issuer shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 8.1 Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.

The Issuer may not consolidate or merge with or into (whether or not the Issuer is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person (each a “Disposition”), unless:

(i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(ii) the Surviving Person (if other than the Issuer) assumes all the obligations of the Issuer under the Securities and this Indenture, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

(iii) immediately after such Disposition, no Event of Default or event that, after the giving of notice or the passage of time or both, would be an Event of Default, shall have occurred and be continuing.

SECTION 8.2 Successor Corporation or Entity Substituted.

In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.

Such successor corporation, may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease), the Issuer or any successor corporation, partnership or limited liability company which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

SECTION 8.3 Opinion of Counsel and Officers’ Certificate to Trustee.

The Trustee, subject to the provisions of Sections 5.1 and 5.2, may upon request receive an Opinion of Counsel prepared in accordance with Section 10.5 and an Officers’ Certificate (confirming satisfaction of the conditions of clauses (i), (ii) and (iii) of Section 8.1) as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE NINE

SATISFACTION AND DISCHARGE

OF INDENTURE; UNCLAIMED MONEYS

SECTION 9.1 Satisfaction and Discharge of Indenture.

If at any time (a) the Issuer shall have paid or caused to be paid the principal of and premium, if any, and interest on all the Securities then Outstanding hereunder, as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) or (c) (i) all such Securities not theretofore delivered to the Trustee for cancellation (x) shall have become due and payable, or (y) are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to the Issuer in accordance with Section 9.4) or U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest on all Securities on each date that such principal or interest is due and payable; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities, and the Issuer’s right of optional redemption contemplated in clause (c)(i)(y) above (but not otherwise and not including the Holders’ right of redemption contemplated by Article Thirteen) (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of the Holders of Securities to receive payments of principal thereof and premium, if any, and interest thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations and immunities of the Trustee hereunder, including any right to compensation and indemnification under Section 5.5, and (v) the rights of the Holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on Issuer Order accompanied by an Officers’ Certificate and an Opinion of Counsel stating that the provisions of this Section have been complied with and at the cost and expense of the Issuer, shall execute proper instruments prepared by the Issuer acknowledging such satisfaction of and discharging this Indenture, provided, that the rights of Holders of the Securities to receive amounts in respect of principal of, premium, if any, and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. In addition, in connection with the satisfaction and discharge pursuant to clause (c)(i)(y) above, the Trustee shall give notice to the Holders of Securities of such satisfaction and discharge. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

SECTION 9.2 Application by Trustee of Funds Deposited for Payment of Securities.

Subject to Section 9.4, all moneys and securities deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such moneys or Securities have been deposited with the Trustee of all sums due and to become due thereon for principal and interest; but such moneys or securities need not be segregated from other funds except to the extent required by law.

SECTION 9.3 Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to Securities, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon Issuer Order, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.

Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or premium, if any, or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest shall have become due and payable shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of the Securities shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to moneys deposited with it for any payment, shall, at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register notice that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer upon Issuer Order.

SECTION 9.5 Indemnity for U.S. Government Obligations.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.1 or the principal or interest received in respect of such obligations.

ARTICLE TEN

MISCELLANEOUS PROVISIONS

SECTION 10.1 Partners, Incorporators, Stockholders, Officers and Directors of Issue Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any Indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any partner or member of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

SECTION 10.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders.

Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and the Holders of the Securities.

SECTION 10.3 Successors and Assigns of Issuer Bound by Indenture.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 10.4 Notices and Demands on Issuer, Trustee and Securityholders.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to American Tower Corporation, 116 Huntington Avenue, Boston, MA 02116, Attention: Chief Financial Officer and Secretary, with a copy to                     ,                     , Attention:                     . Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office, Attention: Corporate Trust Trustee Administration Department.

Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (except as otherwise specifically provided herein) if in writing, and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 10.5 Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein.

Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

SECTION 10.6 Payments Due on Saturdays, Sundays and Legal Holidays.

If the date of maturity of interest on or principal of the Securities or the date fixed for redemption or repayment of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment, and no interest shall accrue for the period after such date.

SECTION 10.7 Conflict with TIA.

Whether or not qualified under the TIA, this Indenture shall be interpreted as though it were so qualified including provisions required by the TIA or provisions deemed included except as varied by this Indenture. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 10.8 Communications by Holders with Other Holders.

Securityholders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the TIA.

SECTION 10.9 Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer will furnish or cause to be furnished to the Trustee:

(a) semiannually, not later than January 15 and July 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Securityholders as of a date not more than 15 days prior to the delivery thereof, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in the capacity of Registrar.

SECTION 10.10 New York Law to Govern.

This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of laws.

SECTION 10.11 Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 10.12 Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 11.1 Right of Optional Redemption; Prices.

The Issuer at its option may, on and after                     , redeem all, or from time to time any part of, the Securities upon payment of the optional Redemption Prices set forth in the form of Security attached as Exhibit A hereto, together with accrued and unpaid interest to the date fixed for redemption.

SECTION 11.2 Notice of Redemption; Partial Redemptions.

Notice of redemption to the Holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 20 days and not more than 60 days prior to the Redemption Date (as defined below) fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security.

The notice of redemption to each such Holder shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption (the “Redemption Date”), the CUSIP numbers, the applicable Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to, but not including, the Redemption Date will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

At least one Business Day prior to the Redemption Date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more Paying Agents (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.3) an amount of money sufficient to redeem on the Redemption Date all the Securities so called for redemption at the appropriate Redemption Price, together with accrued interest to, but not including, the Redemption Date. If less than all the outstanding Securities are to be redeemed, the Issuer will deliver to the Trustee at least 10 days prior to the date of making of the notice of redemption an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed. Any such Officers’ Certificate or other notice to the Trustee of a proposed redemption may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

If less than all the Securities are to be redeemed, the Trustee shall select, by lot, pro rata or by such other manner as it shall deem appropriate and fair, Securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 11.3 Payment of Securities Called for Redemption.

If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, together with interest accrued to but not including the Redemption Date, and on and after said date (unless the Issuer shall default in the payment of such Securities at the Redemption Price, together with interest accrued to but not including said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the close of business on the Business Day immediately prior to the Redemption Date, except as provided in Sections 2.4 and 9.4, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the applicable Redemption Price thereof and unpaid interest to but not including the Redemption Date. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable Redemption Price, together with interest accrued thereon to but not including the Redemption Date, provided that any payment of interest becoming due on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.11 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest specified in such Security until the principal of such Security shall have been paid or duly provided for.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 11.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption.

Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an Officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such Officers’ Certificate directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

ARTICLE TWELVE

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.1 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 12.2 or 12.3 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 12.

SECTION 12.2 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 12.1 hereof of the option applicable to this Section 12.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 12.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 12.5 hereof and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments provided to it acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 12.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due;

(2) the Issuer’s obligations with respect to such Securities under Article 2 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(4) this Article 12.

Subject to compliance with this Article 12, the Issuer may exercise its option under this Section 12.2 notwithstanding the prior exercise of its option under Section 12.3 hereof.

SECTION 12.3 Covenant Defeasance.

Upon the Issuer’s exercise under Section 12.1 hereof of the option applicable to this Section 12.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 12.4 hereof, be released from its obligations under the covenants contained in Sections [            ], [            ] and Article 13 with respect to the outstanding Securities on and after the date the conditions set forth in Section 12.4 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 4.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 12.1 hereof of the option applicable to this Section 12.3 hereof, subject to the satisfaction of the conditions set forth in Section 12.4 hereof, clause (ii) of Section 4.1 (b) and Sections 4.1(c), (f), (g) and (h) hereof shall not constitute Events of Default.

SECTION 12.4 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 12.2 or 12.3 hereof to the outstanding Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer shall specify whether the Securities are being defaced to maturity or to a particular redemption date;

(2) in the case of an election under Section 12.2 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 12.3 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default shall have occurred and be continuing either:

(a) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or

(b) insofar as Sections 4.1(d) or 4.1(e) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(8) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 12.5 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.5, the “Trustee”) pursuant to Section 12.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 12.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 12.6 Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 12.7 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 12.2 or 12.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.2 or 12.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE THIRTEEN

RIGHT TO REQUIRE REDEMPTION UPON A CHANGE OF CONTROL

SECTION 13.1 Right to Require Redemption.

(a) If a Change of Control (as defined below) occurs, a Holder will have the right, at its option, to require the Issuer to purchase all or a portion of the Principal Amount of Securities equal to $1,000 or an integral multiple of $1,000, that has not been previously purchased by the Issuer, at a price equal to the Principal Amount to be repurchased plus accrued and unpaid interest, to but not including the Change of Control Purchase Date (as defined below) (the “Change of Control Purchase Price”), before the date that is 45 days after the date of the Issuer’s Change of Control Notice (the “Change of Control Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 13.1(c).

A “Change in Control” shall be deemed to have occurred at such time after the Securities are originally issued and any of the following events shall occur:

(i) any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Issuer’s Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Issuer’s Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Issuer, any of its Subsidiaries or any of its employee benefit plans;

(ii) the Issuer merges or consolidates or amalgamates with or into any other Person (other than one or more Subsidiaries), or of another Person into the Issuer, or the Issuer conveys, sells, transfers or leases all or substantially all of its assets to another person other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of the Issuer’s outstanding shares of Class A Common Stock (other than the cancellation of any of the Issuer’s outstanding shares of Class A Common Stock held by the person with whom the Issuer merges, consolidates or amalgamates), (B) pursuant to which the holders of the Issuer’s Class A Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or Surviving Person immediately after the transaction provided, for the avoidance of doubt, nothing under this clause (a) (ii) (B) shall affect the applicability of clause (a)(i) above, or (C) which is effected solely to change the Issuer’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Class A Common Stock solely into shares of common stock of the Surviving Person; or

(iii) any time the Issuer’s Continuing Directors do not constitute a majority of the Issuer’s board of directors (or, if applicable, a successor person to the Issuer).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Indenture or (ii) becomes a member of such Board of Directors subsequent to that date and was appointed, nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such appointment, nomination or election.

At least one Business Day before the Change of Control Notice Date (as defined below), unless a shorter period is acceptable to the Trustee, the Issuer shall deliver an Officers’ Certificate to the Trustee specifying:

(i) the manner of payment selected by the Issuer; and

(ii) the information required by Section 13.1(b).

(b) No later than 15 days after the occurrence of a Change of Control, the Issuer shall mail a written notice (the “Change of Control Notice”) of the Change of Control (the date of such mailing, the “Change of Control Notice Date”) by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall state:

(i) briefly, the nature of the Change of Control and the date of such Change of Control and the repurchase right arising as a result of the Change of Control;

(ii) the date by which the Change of Control Purchase Notice pursuant to this Section 13.1 must be given;

(iii) the Change of Control Purchase Date;

(iv) the Change of Control Purchase Price;

(v) the name and address of the Paying Agent;

(vi) that the Securities must be surrendered to the Paying Agent together with a Change of Control Purchase Notice to collect payment;

(vii) that the Change of Control Purchase Price for any Securities as to which a Change of Control Purchase Notice (as defined below) has been duly given will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Security as described in (vi);

(viii) briefly, the procedures the Holder must follow to exercise rights under this Section 13.1;

(ix) that, unless the Issuer defaults in making payment of such Change of Control Purchase Price, interest, if any, on Securities surrendered for purchase by the Issuer will cease to accrue on and after the Change of Control Purchase Date and the only remaining right of the Holders of such Securities is to receive payment of the Purchase Price upon surrender to the Paying Agent of the Securities purchased; and

(x) the CUSIP number(s) of the Securities.

(c) A Holder may exercise its rights specified in Section 13.1(a) upon delivery of an irrevocable written notice of purchase in substantially the form on the reverse of the Security (a “Change of Control Purchase Notice”) to the Paying Agent at any time on or prior to the 15th day after the date the Issuer delivers its Change of Control Notice, stating:

(i) the certificate number, if applicable, of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedure if certificated Securities have not been issued;

(ii) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii) that such Security shall be purchased pursuant to the terms and conditions specified in Article Thirteen of the Indenture and Securities.

If certificated, the delivery of such Security to the Paying Agent with the Change of Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 13.1 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Change of Control Purchase Notice.

The Issuer shall purchase from the Holder thereof, pursuant to this Section 13.1, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Section 13.1 that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Issuer contemplated pursuant to the provisions of this Section 13.1 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

ARTICLE FOURTEEN

SECURITY GUARANTEES

SECTION 14.1 Guarantee.

The provisions of this Article 14 shall apply only to those Subsidiaries (“Guarantors”) of the Issuer, if any, that execute one or more supplemental indentures to this Indenture in the form of Exhibit B to this Indenture in compliance with the requirements of Section 3.7 of this Indenture.

Subject to this Article 14, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of and interest and premium, if any, on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Security Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Security Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 4 hereof for the purposes of this Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 4 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Security Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 14.2 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will not exceed an amount that, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 14, would result in the obligations of such Guarantor under its Security Guarantee constituting a fraudulent transfer or conveyance.

SECTION 14.3 Execution and Delivery of Security Guarantee.

To evidence its Security Guarantee set forth in Section 14.1, each Guarantor hereby agrees that a notation of such Security Guarantee substantially in the form included in Exhibit C shall be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

Each Guarantor hereby agrees that its Security Guarantee set forth in Section 14.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Security Guarantee.

If an Officer whose signature is on this Indenture or on the Security Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Security Guarantee is endorsed, the Security Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Issuer creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 3.7 hereof, the Issuer shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Security Guarantees in accordance with Section 3.7 hereof and this Article 14, to the extent applicable.

SECTION 14.4 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 14.5, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

(a) subject to Section 14.5 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Issuer) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, the Indenture and the Security Guarantee on the terms set forth herein or therein; and

(b) immediately after giving effect to such transaction, no Event of Default exists.

In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Security Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Security Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Security Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Security Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Security Guarantees had been issued at the date of the execution hereof.

Except as set forth in Article 8 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 14.5 Releases Following Sale of Assets.

In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Issuer, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Security Guarantee; provided, however, that such sale or other disposition is made in compliance with the applicable provisions of this Indenture. Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Security Guarantee.

Any Guarantor not released from its obligations under its Security Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article 14.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of                     .

AMERICAN TOWER CORPORATION

By:

Name:
Title:

Attest:

By:

Name:
Title:

, not in its individual capacity but solely as Trustee

By:

Name:
Title: